                                                                    Exhibit 10.1

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                             US AIRWAYS GROUP, INC.

                            (a Delaware corporation)

                                  $125,000,000

                      7% Senior Convertible Notes due 2020

                               PURCHASE AGREEMENT

                            Dated: September 27, 2005

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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1.    REPRESENTATIONS AND WARRANTIES.............................     2

   (a)   Representations and Warranties by the Issuers...................     2
   (b)   Officer's Certificates..........................................    13

SECTION 2.    SALE AND DELIVERY TO INITIAL PURCHASER; CLOSING............    13

   (a)   Initial Securities..............................................    13
   (b)   Option Securities...............................................    13
   (c)   Payment.........................................................    14
   (d)   Denominations; Registration.....................................    14

SECTION 3.    COVENANTS OF THE COMPANY...................................    14

   (a)   Offering Memorandum.............................................    14
   (b)   Notice and Effect of Material Events............................    14
   (c)   Amendments to Offering Memorandum and Supplements...............    15
   (d)   Qualifications of Securities for Offer and Sale.................    15
   (e)   Use of Proceeds.................................................    15
   (f)   Listing on Securities Exchange..................................    16
   (g)   Restriction on Sale of Securities...............................    16
   (h)   PORTAL Designation..............................................    16
   (i)   DTC.............................................................    17
   (j)   Reporting Requirements..........................................    17

SECTION 4.    PAYMENT OF EXPENSES........................................    17

   (a)   Expenses........................................................    17
   (b)   Termination of Agreement........................................    18

SECTION 5.    CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS..............    18

   (a)   Opinions of Counsel for the Issuers.............................    18
   (b)   Opinion of Counsel for Initial Purchaser........................    18
   (c)   Officers' Certificate...........................................    18
   (d)   Accountant's Comfort Letter.....................................    19
   (e)   Bring-down Comfort Letter.......................................    19
   (f)   Lock-up Agreements..............................................    19
   (g)   Indenture and Registration Rights Agreement.....................    19
   (h)   Conditions to Purchase of Option Securities.....................    19
   (i)   Additional Documents............................................    20
   (j)   PORTAL Market...................................................    20
   (k)   Termination of Agreement........................................    20

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
SECTION 6.    SUBSEQUENT OFFERS AND RESALES OF THE SECURITIES............    20

   (a)   Offer and Sale Procedures.......................................    20
   (b)   Covenants of the Issuers........................................    21
   (c)   Qualified Institutional Buyer...................................    22
   (d)   Resale Pursuant to Rule 903 of Regulation S or Rule 144A........    22

SECTION 7.    INDEMNIFICATION............................................    23

   (a)   Indemnification of Initial Purchaser............................    23
   (b)   Indemnification of Issuers......................................    23
   (c)   Actions against Parties; Notification...........................    23
   (d)   Settlement without Consent if Failure to Reimburse..............    24

SECTION 8.    CONTRIBUTION...............................................    24

SECTION 9.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO
                 SURVIVE DELIVERY........................................    25

SECTION 10.   TERMINATION OF AGREEMENT...................................    26

   (a)   Termination; General............................................    26
   (b)   Liabilities.....................................................    26

SECTION 11.   ARM'S LENGTH RELATIONSHIP; NO FIDUCIARY DUTY...............    26

SECTION 12.   NOTICES....................................................    26

SECTION 13.   PARTIES....................................................    27

SECTION 14.   GOVERNING LAW..............................................    27

SECTION 15.   TIME.......................................................    27

SECTION 16.   COUNTERPARTS...............................................    27

SECTION 17.   EFFECT OF HEADINGS.........................................    27

SECTION 18.   SUBMISSION TO JURISDICTION.................................    27

SCHEDULES

Schedule A   US Airways Group, Inc. Senior Convertible Notes Due 2020
Schedule B   Guarantors
Schedule C   Restricted Stockholders
Schedule D   Subsidiaries

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
EXHIBITS

Exhibit A     Form of Registration Rights Agreement
Exhibit B-1   Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP,
                 Counsel for the Issuers, to be Delivered Pursuant to
                 Section 5(a)
Exhibit B-2   Form of Opinion of General Counsel(s) of the Company, to be
                 delivered pursuant to Section 5(a)
Exhibit C     Form of Lock-Up Letter Agreement

                             US AIRWAYS GROUP, INC.

                                   125,000,000

                      7% SENIOR CONVERTIBLE NOTES DUE 2020

                               PURCHASE AGREEMENT

                                                              September 27, 2005

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

     US Airways Group, Inc., a Delaware corporation (the "Company"), and the subsidiaries of the Company listed on Schedule B hereto (the "Guarantors" and, together with the Company, the "Issuers") confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchaser" or "Merrill Lynch"), with respect to the issue and sale by the Company and the purchase by the Initial Purchaser of $125,000,000 aggregate principal amount of the Company's Senior Convertible Notes due 2020 (the "Notes"), and with respect to the grant by the Company to the Initial Purchaser of the option described in Section 2(b) hereof to purchase all or any part of an additional $18,750,000 aggregate principal amount of Notes. The aforesaid $125,000,000 aggregate principal amount of Notes (the "Initial Securities") to be purchased by the Initial Purchaser and all or any part of the $18,750,000 aggregate principal amount of Notes subject to the option described in Section 2(b) hereof (the "Option Securities") will both be unconditionally guaranteed (the "Guarantees") on a senior basis by each of the Guarantors. The Initial Securities, the Option Securities and the Guarantees are hereinafter called, collectively, the "Securities." The Securities are to be issued pursuant to an indenture, to be dated as of Closing Time (as defined in Section 2(c)) (the "Indenture"), between the Company , the Guarantors and U.S. Bank National Association, as trustee (the "Trustee").

     The Securities are convertible, subject to certain conditions, at the option of the holder prior to maturity (unless previously redeemed or otherwise purchased) into cash and shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") in accordance with the terms of the Securities and the Indenture, as described in Schedule A hereto. Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of Closing Time (as defined in Section 2(c)), among the Company, the Trustee and DTC.

     The Issuers understand that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and agree that the Initial Purchaser may initially resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after this Agreement has been executed and delivered. The Securities are to be sold to the Initial Purchaser and offered and resold by the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act (including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the 1933 Act (the "1933 Act Regulations"). On or prior to Closing Time, the Issuers will enter into an agreement with the Initial Purchaser (the "Registration Rights Agreement"), in substantially the form attached hereto as Exhibit A, with such changes as shall be agreed to by the parties hereof, pursuant to which, subject to the conditions set forth therein, the Issuers are required to file and use their reasonable efforts to have declared effective a registration statement (the "Registration Statement") under the 1933 Act to register resales of the Securities and the shares of Common Stock issuable upon conversion thereof.

     The Company has prepared and delivered to the Initial Purchaser copies of a preliminary offering memorandum dated September 20, 2005 (the "Preliminary Offering Memorandum") and has prepared and will deliver to the Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated September 27, 2005 (the "Final Offering Memorandum"), each for use by the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents (including the Incorporated Documents (as defined in Section 1(a)(ii)) incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities.

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "stated" or "described" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Offering Memorandum.

     SECTION 1. Representations and Warranties.

     (a) Representations and Warranties by the Issuers. Each of the Issuers, jointly and severally, represents and warrants to the Initial Purchaser as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof and agrees with the Initial Purchaser, as follows:

          (i) Compliance with Registration Requirements. The Offering Memorandum does not and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by, and with respect to, the Initial Purchaser expressly for use in the Offering Memorandum.

          (ii) Incorporated Documents. The Offering Memorandum as delivered from time to time shall incorporate by reference each of the Company's and America West Airlines, Inc.'s (A) most recent Annual Report on Form 10-K filed with the Commission (B) Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and (C) each Current Report on Form 8-K filed (not furnished) with the Commission since June 30, 2005 and such other reports as specifically incorporated by reference in the Offering Memorandum. The documents incorporated by reference in the Offering Memorandum (the "Incorporated Documents"), at the time they were or hereafter are filed with the Commission, or if amended, as so amended, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Offering Memorandum, at the time the Offering Memorandum was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii) Independent Accountants. Each of the accountants who certified the financial statements and supporting schedules included in the Offering Memorandum has advised the Company that they are independent registered public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) Financial Statements. The financial statements included in the Offering Memorandum, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved except as disclosed therein. The supporting schedules included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. No financial statements are required to be included in the Offering Memorandum that have not been so included.

          The selected financial data of the Company and the summary financial information of the Company included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum. The pro forma financial statements and the related notes thereto included in the Offering Memorandum present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or properties of the Company and its Subsidiaries (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business or other than as disclosed in the Offering Memorandum, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi) Publicly Filed Documents. (A) The Company's Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 filed with the Commission and all subsequent reports which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") and the Company's registration statement on Form S-4 (No. 333-126162) and (B) America West Airlines, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 filed with the Commission and all subsequent reports which have been filed by the Company with the Commission or sent to stockholders pursuant to Exchange Act, when they were filed with the Commission, complied in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed by the Company, when such documents become effective or are filed with the Commission by the Company, as the case may be, will comply in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (viii) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term in defined in Rule 1-02 of Regulation S-X (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation and in good standing (if recognized by such jurisdiction) under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule D hereto.

          (ix) Capitalization. The authorized, issued and outstanding capital stock of the Company was, as of June 30, 2005, as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" and, after giving effect to the offering and the Company's concurrent public offering of Common Stock pursuant to the registration statement on Form S-1 (File No. 333-126226), would have been, as of June 30, 2005, as set forth in the column entitled "As Adjusted" under the caption "Capitalization" (except, in each case, for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Issuers.

          (xi) Authorization of the Indenture. The Indenture has been duly authorized by each of the Issuers and, when executed and delivered by the Issuers and the Trustee, will constitute a valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (xii) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been authorized by each of the Issuers and, when executed and delivered by each of the Issuers and the Initial Purchaser, will constitute a valid and binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (i) Authorization of the Securities. (A) Notes. The Notes have been duly authorized and, at Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (B) Guarantees. The Guarantees have been duly and validly authorized by the Guarantors and, when the Notes are issued, authenticated and delivered by the Company against payment by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture, will be legal, valid and binding obligations of the Guarantors, enforceable against each of them in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (xiii) Description of the Securities, the Indenture and the Registration Rights Agreement. As of Closing Time, the Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

          (xiv) Authorization and Description of Common Stock. The Common Stock conforms to all descriptions relating thereto contained in the Offering Memorandum, and such description conforms in all material respects to the rights set forth in the instruments defining the same. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion in accordance with the terms of the Securities, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

          (xv) Absence of Defaults and Conflicts. None of the Issuers nor any of their Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Offering Memorandum (including, but not limited to, the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds" and the issuance of the shares of Common Stock issuable upon conversion of the Securities) and compliance by the Company with its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's be-half) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

          (xvi) Absence of Labor Dispute. Except as otherwise disclosed in the Offering Memorandum, no labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xvii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Offering Memorandum (other than as disclosed in the Offering Memorandum), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xviii) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate licenses, patents, patent rights, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property or other rights or similar interests (collectively, "Intellectual Property") to carry on the business now operated by them or to be operated by them as described in the Offering Memorandum except where the failure to possess such licenses would not, singly or in the aggregate have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by each Issuer of its obligations hereunder or under the Registration Rights Agreement or the Indenture, in connection with the offering, issuance or sale of the Securities hereunder, the issuance of shares of Common Stock upon conversion of Securities or the consummation of the transactions contemplated by this Agreement or the Offering Memorandum, or for the due execution, delivery or performance by the Company of this Agreement, the Registration Rights Agreement or the Indenture, or for the valid authorization, issuance, sale and delivery of the Securities, except such as have been already obtained and or as may be required under the 1933 Act or the 1933 Act Regulations or state securities or blue sky laws in connection with the transactions contemplated in the Registration Rights Agreement (including the filing of the Registration Statement by the Issuers and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act")) and the listing of the Common Stock issuable upon conversion of the Securities on the New York Stock Exchange.

          (xx) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies and third parties, governmental or otherwise, necessary to conduct the business now operated by them as described in the Offering Memorandum except where the failure to possess such licenses would not, singly or in the aggregate, have a Material Adverse Effect or as disclosed in the Offering Memorandum; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Licenses are valid and in full force and effect, except when the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not singly or in the aggregate have a Material Adverse Effect or as disclosed in the Offering Memorandum; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xxi) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xxii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxiii) Environmental Laws. Except as described in the Offering Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment relating to pollution or protection of human health, the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to any Environmental Laws.

          (xxiv) Registration Rights. Except as disclosed in the Offering Memorandum, there are no persons with registration rights or other similar rights to have any securities registered by the Company under the 1933 Act. The foregoing sentence shall not apply to (A) the American Transportation Safety Board and (B) AVSA, S.A.R.L. and its affiliates.

          (xxv) Restricted Stockholders. The persons listed on Schedule C hereto include all directors and officers of the Company.

          (xxvi) Statistical and Market-Related Data. The statistical and market-related data included in the Offering Memorandum are based on or derived from sources which the Company believes to be reliable and accurate in all material respects or represent the Company's good faith estimates made on the basis of data derived from such sources.

          (xxvii) ERISA. Each employee benefit plan, within the meaning of
     Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its Subsidiaries for employees or former employees of the Company and its Subsidiaries has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of

     1986, as amended (the "Code"), except to the extent that any failure to maintain, administer or contribute to any such plan would not reasonably be expected to result in a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, except to the extent that any such occurrence would not reasonably be expected to result in a Material Adverse Effect. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

          (xxviii) Tax Returns and Payment of Taxes. The Company and its Subsidiaries have timely filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and all such tax returns are true, correct and complete, except to the extent that any failure to file or request an extension, or any incorrectness would not reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries have timely paid all taxes shown as due on such filed tax returns (including any related assessments, fines or penalties), except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, or to the extent that any failure to pay would not reasonably be expected to result in a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iii) above in accordance with GAAP in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities, except to the extent that any failure to create adequate charges, accruals and reserves would not reasonably be expected to result in a Material Adverse Effect.

          (xxix) Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary; and neither the Company nor any of its Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business except where the failure to renew or maintain such coverage would not reasonably be expected to result in a Material Adverse Effect. The officers and directors of the Company are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably believed to be prudent and customary; and the Company has no reason to believe that it will not be able to renew its existing directors and officers liability insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to cover its officers and directors.

          (xxx) No Stabilization or Manipulation. Neither the Company nor any of its affiliates nor, to the knowledge of the Company, any of its directors or officers has taken nor will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the 1934 Act.

          (xxxi) Certain Transactions. Except as disclosed in the Offering Memorandum, there are no outstanding loans, advances, or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company or any of the members of the families of any of them, other than those not reasonably required to be disclosed in the Offering Memorandum.

          (xxxii) Accounting and Other Controls. The Company has established for itself and each Subsidiary a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions were executed in accordance with management's general or specific authorization;
     (ii) transactions were recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets was permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets was compared with existing assets at reasonable intervals and appropriate action was taken with respect to any differences. Except as described in the Offering Memorandum, since the end of the Company's most recent audited fiscal year, there has been (I) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and
     (II) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

          (xxxiii) Foreign Corrupt Practices Act. Neither the Company, nor any of its Subsidiaries, nor to the knowledge of the Company any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any such Subsidiary has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (xxxiv) Absence of Restrictions on Dividends by Subsidiaries. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as disclosed in the Offering Memorandum.

          (xxxv) Similar Offering. Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

          (xxxvi) Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

          (xxxvii) No General Solicitation or General Advertising. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchaser and its Affiliates, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under Regulation D of the 1933 Act.

          (xxxviii) No Registration Required. Subject to compliance by the Initial Purchaser with the representations and warranties and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser and the initial resale by the Initial Purchaser to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the 1939 Act.

          (xxxix) Compliance with Sarbanes-Oxley Act. The Company, its officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are effective.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to Merrill Lynch or to counsel for the Initial Purchaser shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Initial Purchaser; Closing.

     (a) Initial Securities. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Issuers, jointly and severally, agree to sell to the Initial Purchaser and Initial Purchaser, agrees to purchase from the Issuers at the price set forth in Schedule A hereto all of the Initial Securities.

     (b) Option Securities. In addition, on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Issuers hereby grant an option to the Initial Purchaser to purchase up to an additional $18,750,000 aggregate principal amount of Option Securities at the same price per Security set forth in Schedule A for the Initial Securities. The option hereby granted will expire 12 days after the date hereof and may be exercised in whole or in part from time to time upon notice to the Company setting forth the number of Option Securities as to which the Initial Purchaser is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined.

     (c) Payment. Payment of the purchase price for, and delivery of one or more global certificates for, the Initial Securities shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, or at such other place as shall be agreed upon by Merrill Lynch and the Company, at 9:00 A.M. (Eastern time) on September 30, 2005, or at such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (such time and date of payment and delivery being herein called the "Closing Time").

     In addition, in the event that the Initial Purchaser has exercised its option to purchase all or any of the Option Securities, payment of the purchase price for, and delivery of one or more global certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by Merrill Lynch and the Company, on each Date of Delivery as specified in the notice from Merrill Lynch to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to Merrill Lynch for the Securities to be purchased by it.

     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as Merrill Lynch may request in writing at least one full business day before Closing Time or the relevant Date of Delivery, as the case may be; provided that any Securities in global form be registered in the name of Cede & Co. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by Merrill Lynch in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants of the Company. The Company and where specifically indicated, each of the other Issuers, jointly and severally, covenants with the Initial Purchaser, as follows:

     (a) Offering Memorandum. The Company, as promptly as possible, will furnish to the Initial Purchaser, without charge, such number of copies of the Offering Memorandum and any amendments and supplements thereto and any Incorporated Documents as the Initial Purchaser may reasonably request.

     (b) Notice and Effect of Material Events. From the date hereof until the last Date of Delivery hereunder, the Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other securities regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchaser as evidenced by a notice from the Initial Purchaser to the Company in writing, any material changes in or events affecting the condition, financial or otherwise, or the earnings, business or business prospects of the Company and its Subsidiaries considered as one enterprise which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchaser or counsel for the Initial Purchaser, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to the Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchaser) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

     (c) Amendments to Offering Memorandum and Supplements. The Company will advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect any such amendment or supplement without the consent of the Initial Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. Neither the consent of the Initial Purchaser, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

     (d) Qualifications of Securities for Offer and Sale. The Issuers shall use their reasonable best efforts, in cooperation with the Initial Purchaser, to qualify the Securities and the shares of Common Stock issuable upon conversion of Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as Merrill Lynch may designate and will maintain such qualification in effect as long as required in connection with the distribution of the Securities; provided, however, that no Issuer shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities or such shares of Common Stock issuable upon conversion of the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with the distribution of the Securities.

     (e) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds."

     (f) Listing on Securities Exchange. The Company will use its reasonable best efforts to cause all shares of Common Stock issuable upon conversion of the Securities to be listed on the New York Stock Exchange.

     (g) Restriction on Sale of Securities. (1) During the period ending 180 days after the date of the Final Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch or except as contemplated under the Plan, as defined in the Company's concurrent public offering of Common Stock pursuant to the registration statement on Form S-1 (File No. 333-126226),
(i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the shares of Common Stock to be sold pursuant to the Company's concurrent public offering of Common Stock pursuant to the registration statement on Form S-1 (File No. 333-126226), (C) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion, or exchange, of a security outstanding on the date hereof and referred to in the Offering Memorandum, (D) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Offering Memorandum or (E) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by the lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or occurrence of the material news or material event, as applicable, unless Merrill Lynch waives, in writing, such extension.

          (2) The Company will not, without the prior written consent of Merrill Lynch, waive or amend any existing lockup agreements with (i) the equity investors (as defined in the Company's registration statement and prospectus on Form S-1 (File No. 333-126226)) during the period ending 180 days after the date of the Final Offering Memorandum or (ii) the Pension Benefit Guaranty Corporation during the period ending five months after the date of the Final Offering Memorandum.

     (h) PORTAL Designation. The Issuers shall use their best efforts to permit the Securities to be designated as PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to the PORTAL Market.

     (i) DTC. The Issuers shall cooperate with Merrill Lynch and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

     (j) Reporting Requirements. The Company, during the period when the Offering Memorandum is required to be delivered, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4. Payment of Expenses.

     (a) Expenses. The Issuers shall, jointly and severally, pay all expenses incident to the performance of their obligations under this Agreement, including, without limiting the generality of the foregoing, (i) the preparation, printing, delivery to the Initial Purchaser and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any Incorporated Document) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchaser of this Agreement, the Indenture, the Securities, the Registration Rights Agreement and such other documents as may be required in connection with the offer, purchase, sale, issuance or delivery of the Securities or the issuance or delivery of the Common Stock issuable upon conversion thereof, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchaser and the certificates for the Common Stock issuable upon conversion thereof including any stock or other transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchaser, the issuance and delivery of the Common Stock issuable upon conversion thereof and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Issuers' counsel, accountants and other advisors,
(v) the qualification of the Securities and the shares of Common Stock issuable upon conversion of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the preparation, printing and delivery to the Initial Purchaser of copies of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (viii) the fees and expenses of any transfer agent or registrar for the Common Stock, (ix) any fees payable in connection with the rating of the Securities, (x) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Marketplace Rule 5322 and (xi) the fees and expenses of any transfer agent or registrar for the Common Stock and (xii) the Company's pro rata costs and expenses of meetings with prospective investors and the road show (including road show consultants, venues, and travel and accommodation for its directors and employees) and the costs and expenses incurred for chartered air travel in connection with the road show. It is understood, however, that except as provided in this Section 4, and Section 7 and Section 8 hereof, the Initial Purchaser will pay all of their own costs and expenses including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

     (b) Termination of Agreement. If this Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchaser for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchaser.

     SECTION 5. Conditions of Initial Purchaser's Obligations. The obligations of the Initial Purchaser hereunder are subject to the accuracy of the representations and warranties of the Issuers contained in Section 1 hereof or in certificates of any officer of the Issuers delivered pursuant to the provisions hereof, to the performance by the Company and the Issuers of their covenants and other obligations hereunder, and to the following further conditions:

     (a) Opinions of Counsel for the Issuers. At Closing Time, Merrill Lynch shall have received the favorable opinions, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, and James E. Walsh III and Janet Dhillon, each as general counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchaser to the effect set forth in Exhibit B-1 and Exhibit B-2 hereto, and to such further effect as counsel to the Initial Purchaser may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to Merrill Lynch. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

     (b) Opinion of Counsel for Initial Purchaser. At Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of Closing Time, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchaser, in form and substance satisfactory to Merrill Lynch. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to Merrill Lynch. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

     (c) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Offering Memorandum (exclusive of any amendments or supplements thereto after the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or properties of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and Merrill Lynch shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that
(i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, and (iii) the Issuers have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time.

     (d) Accountant's Comfort Letter. At the time of the execution of this Agreement, Merrill Lynch shall have received from KPMG LLP and PricewaterhouseCoopers LLP letters dated such date, in form and substance satisfactory to Merrill Lynch, containing statements and information of the type ordinarily included in accountants' "comfort letters" to the Initial Purchaser with respect to the financial statements and certain financial information contained, or incorporated by reference, in the Offering Memorandum.

     (e) Bring-down Comfort Letter. At Closing Time, Merrill Lynch shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (f) Lock-up Agreements. On or prior to the date of this Agreement, Merrill Lynch shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto.

     (g) Indenture and Registration Rights Agreement. At or prior to Closing Time, each of the Issuers and the Trustee shall have executed and delivered the Indenture, and the Issuers, and the Initial Purchaser shall have executed and delivered the Registration Rights Agreement.

     (h) Conditions to Purchase of Option Securities. In the event that the Initial Purchaser exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Issuers contained herein and the statements in any certificates furnished by the Company and any Subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, Merrill Lynch shall have received:

          (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

          (ii) Opinions of Counsel for the Issuers. The favorable opinions of each of Skadden, Arps, Slate, Meagher & Flom LLP, James E. Walsh III and Janet Dhillon, each in form and substance satisfactory to Merrill Lynch, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(a) hereof.

          (iii) Opinion of Counsel for Initial Purchaser. The opinion of Cahill Gordon & Reindel LLP, counsel for the Initial Purchaser, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
     Section 5(b) hereof.

          (iv) Bring-down Comfort Letter. A letter from KPMG LLP, in form and substance satisfactory to Merrill Lynch and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to Merrill Lynch pursuant to Section

     5(d) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (i) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Initial Purchaser shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuers in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to Merrill Lynch and counsel for the Initial Purchaser.

     (j) PORTAL Market. At Closing Time, the Securities and the Common Stock issuable upon conversion of the Securities shall have been designated for trading on PORTAL.

     (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after Closing Time, the obligations of the Initial Purchaser to purchase the relevant Option Securities) may be terminated by Merrill Lynch by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in
Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

     SECTION 6. Subsequent Offers and Resales of the Securities.

     (a) Offer and Sale Procedures. Each of the Initial Purchaser and the Company, as the case may be, hereby establish and agree to, severally and not jointly, observe the following procedures in connection with the offer and sale of the Securities.

          (i) Offers and Sales to Qualified Institutional Buyers. Offers and sales of the Securities shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers, as defined in Rule 144A under the 1933 Act ("Qualified Institutional Buyers").

          (ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) shall be used in the United States in connection with the offering or sale of the Securities.

          (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of Securities acting as a fiduciary for one or more third parties, each third party shall, in the reasonable belief of the Initial Purchaser, be a Qualified Institutional Buyer to whom the notice required in subsection (iv) has been given.

          (iv) Subsequent Purchaser Notification. The Initial Purchaser will take reasonable steps to inform, and cause each of its United States Affiliates to take reasonable steps to inform, persons acquiring Securities from the Initial Purchaser or its

     Affiliates that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S under the 1933 Act or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

          (v) Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser shall be for less than $1,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least $1,000 principal amount of the Securities.

          (vi) Restriction on Transfer. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the caption "Transfer Restrictions," including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchaser. Following the sale of the Securities by the Initial Purchaser to each Subsequent Purchaser pursuant to the terms hereof, the Initial Purchaser shall not be liable or responsible to any Issuer for any losses, damages or liabilities suffered or incurred by any Issuer, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any subsequent resale or transfer of any Security.

     (b) Covenants of the Issuers. The Company, and where specifically indicated, each of the Issuers, jointly and severally, covenants with the Initial Purchaser as follows:

          (i) Integration. The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company or any Affiliate thereof of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer and sale would render invalid (for the purpose of (A) the sale of the Securities by the Company to the Initial Purchaser, (B) the resale of the Securities by the Initial Purchaser to Subsequent Purchasers, or (C) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

          (ii) Rule 144A Information. The Issuers agree that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in

     Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

          (iii) Restriction on Purchases. Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its "affiliates" (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent on behalf of and for the account of customers in the ordinary course of business as a securities broker in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company or any such affiliate shall submit such Securities to the Trustee for cancellation.

     (c) Qualified Institutional Buyer. The Initial Purchaser represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer.

     (d) Resale Pursuant to Rule 903 of Regulation S or Rule 144A. The Initial Purchaser understands that the offered Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. The Initial Purchaser represents and agrees that, except as permitted by Section 6(a) above, it has offered and sold Securities and will offer and sell Securities (i) as part of its distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commences and Closing Time, only in accordance with Rule 903 of Regulation S, Rule 144A under the 1933 Act or another applicable exemption from the registration requirements of the 1933 Act. Accordingly, neither the Initial Purchaser, its affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Securities sold hereunder pursuant to Regulation S, and the Initial Purchaser, its affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. The Initial Purchaser agrees that, at or prior to confirmation of a sale of offered Securities pursuant to Regulation S it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases offered Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S."

     Terms used in the above paragraph have the meanings given to them by Regulation S.

     SECTION 7. Indemnification.

     (a) Indemnification of Initial Purchaser. The Issuers agree, jointly and severally, to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by, and with respect to, the Initial Purchaser expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

     (b) Indemnification of Issuers. The Initial Purchaser agrees to indemnify and hold harmless the Issuers, each of their directors, and each person, if any, who controls the Issuers within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by, and with respect to, Merrill Lynch expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchaser on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Issuers on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers and the total purchase discount received by the Initial Purchaser, bear to the aggregate initial offering price of the Securities.

     The relative fault of the Issuers on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Each of the Issuers and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include, subject to the limitations set forth in Section 7 hereof, any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 8, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Initial Purchaser, and each person, if any, who controls an Issuer within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Issuer.

     SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Issuers submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or any person who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or

Section 20 of the 1934 Act, or by or on behalf of the Issuers, and shall survive delivery of the Securities to the Initial Purchaser.

     SECTION 10. Termination of Agreement.

     (a) Termination; General. Merrill Lynch may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time or at any time prior to the Date of Delivery, in the case of Option Securities (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or
(v) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof; and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

     SECTION 11. Arm's Length Relationship; No Fiduciary Duty. The Issuers acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Issuers, on the one hand, and the Initial Purchaser, on the other, (ii) in connection therewith the Initial Purchaser (solely in its capacity as such) is acting as a principal and not the agent or fiduciary of the Issuers, and (iii) in connection therewith the Initial Purchaser (solely in its capacity as such) has not assumed an advisory responsibility in favor of the Issuers with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising the Issuers on other matters) or any other obligation to the Issuers except the obligations expressly set forth in this Agreement.

     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchaser shall be directed to Merrill Lynch at

4 World Financial Center, New York, New York 10080, attention of Robert Innocentin; and notices to the Company shall be directed to it at US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe AZ 85281.

     SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser and the Issuers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchaser and the Issuers and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchaser and the Issuers and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     SECTION 15. Time. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     SECTION 17. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 18. Submission to Jurisdiction. Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Issuers consent to the jurisdiction of such courts and personal service with respect thereto. The Issuers hereby consent to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against Merrill Lynch or any indemnified party. Each of Merrill Lynch and the Issuers (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Issuers agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon such Issuer and may be enforced in any other courts to the jurisdiction of which such Issuer is or may be subject, by suit upon such judgment.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchaser and the Issuers in accordance with its terms.

                                        Very truly yours,

                                        US AIRWAYS GROUP, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        GUARANTORS:

                                        US AIRWAYS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        AMERICA WEST AIRLINES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
   INCORPORATED

By: Merrill Lynch, Pierce, Fenner &
    Smith Incorporated


By:
    ---------------------------------
    Authorized Signatory

                                   SCHEDULE A

                             US AIRWAYS GROUP, INC.

                        SENIOR CONVERTIBLE NOTES DUE 2020

     (i) The initial public offering price per $1,000 principal amount of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     (ii) The purchase price per $1,000 principal amount to be paid by the Initial Purchaser for the Initial Securities shall be 96.875% of the principal amount thereof.

     (iii) The interest rate on the Securities shall be 7% per annum.

     (iv) The Securities shall be convertible as described and under the circumstances set forth in the Final Offering Memorandum into cash and shares of common stock, par value $0.01 per share, of the Company, if any, at a conversion rate of 41.4508 shares per $1,000 principal amount of Securities (equivalent to an initial conversion price of approximately $24.12 per share).

     (v) At any time on or after October 5, 2010, the Company may redeem for cash all or a portion of the Securities at a redemption price equal to the 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the applicable redemption date if the closing price of the common stock has exceeded 115% of the conversion price for at least 20 trading days in any consecutive 30-day trading period.

     (vi) Holders may require the Company to purchase all or a portion of their Securities on September 30, 2010 and September 30, 2015, at a purchase price equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the purchase date.

     (vii) Upon a specified fundamental change described in the Final Offering Memorandum, holders will have the option to require the Company to purchase all or any portion of the Securities at a price equal to 100% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to the purchase date and a make-whole premium upon conditions described in the Final Offering Memorandum.


                                     SCH A-1

                                   SCHEDULE B

                                   GUARANTORS

                                   Jurisdiction of
           Subsidiary                Corporation
           ----------              ---------------
US Airways Group, Inc...........       Delaware
America West Airlines, Inc......       Delaware


                                     SCH B-1